EXHIBIT 10.1
                                                                 EXECUTION COPY


===========================================================

                              Up to $650,000,000

                                    364-DAY
                               CREDIT AGREEMENT

                         Dated as of October 11, 2002

                                     Among

                          ALLIANT ENERGY CORPORATION
                                  as Borrower

                                      and

                            THE BANKS NAMED HEREIN
                                   as Banks

                                      and

                                 BANK ONE, NA
                  as Administrative Agent and LC Issuing Bank


===========================================================

                                CITIBANK, N.A.
                               Syndication Agent

                        BANC ONE CAPITAL MARKETS, INC.
                                      and
                           SALOMON SMITH BARNEY INC.
                               Co-Lead Arrangers

                      WACHOVIA BANK, NATIONAL ASSOCIATION
                              Documentation Agent


===========================================================

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................1
         SECTION 1.01.  Certain Defined Terms.....................................................................1
         SECTION 1.02.  Computation of Time Periods..............................................................16
         SECTION 1.03.  Computations of Outstandings.............................................................17
         SECTION 1.04.  Accounting Terms.........................................................................17

ARTICLE II AMOUNTS AND TERMS OF THE EXTENSIONS OF CREDIT.........................................................17
         SECTION 2.01.  The Advances.............................................................................17
         SECTION 2.02.  Making the Advances......................................................................17
         SECTION 2.03.  Letters of Credit........................................................................18
         SECTION 2.04.  Fees 21
         SECTION 2.05.  Reduction of the Commitments; Commitment Increase........................................22
         SECTION 2.06.  Repayment of Advances....................................................................24
         SECTION 2.07.  Interest on Advances.....................................................................24
         SECTION 2.08.  Additional Interest on Eurodollar Rate Advances..........................................24
         SECTION 2.09.  Interest Rate Determination..............................................................25
         SECTION 2.10.  Voluntary Conversion of Advances.........................................................26
         SECTION 2.11.  Optional Prepayments of Advances.........................................................26
         SECTION 2.12.  Mandatory Prepayments....................................................................27
         SECTION 2.13.  Increased Costs..........................................................................27
         SECTION 2.14.  Illegality...............................................................................28
         SECTION 2.15.  Payments and Computations................................................................29
         SECTION 2.16.  Noteless Agreement; Evidence of Indebtedness.............................................30
         SECTION 2.17.  Taxes30
         SECTION 2.18.  Sharing of Payments, Etc.................................................................32
         SECTION 2.19.  Extension of Termination Date............................................................32

ARTICLE III CONDITIONS OF LENDING................................................................................33
         SECTION 3.01.  Conditions Precedent to Closing..........................................................33
         SECTION 3.02.  Conditions Precedent to Each Extension of Credit.........................................35
         SECTION 3.03.  Conditions Precedent to Each Extension of the Termination Date...........................35
         SECTION 3.04.  Reliance on Certificates.................................................................36

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................36
         SECTION 4.01.  Representations and Warranties of the Borrower...........................................36

ARTICLE V COVENANTS OF THE BORROWER..............................................................................38
         SECTION 5.01.  Affirmative Covenants....................................................................38
         SECTION 5.02.  Negative Covenants.......................................................................42

ARTICLE VI EVENTS OF DEFAULT.....................................................................................47
         SECTION 6.01.  Events of Default........................................................................47
         SECTION 6.02.  Cash Collateral Account..................................................................49

ARTICLE VII THE AGENT............................................................................................50
         SECTION 7.01.  Authorization and Action.................................................................50
         SECTION 7.02.  Agent's Reliance, Etc....................................................................50
         SECTION 7.03.  Bank One and Affiliates..................................................................50
         SECTION 7.04.  Lender Credit Decision...................................................................51
         SECTION 7.05.  Indemnification..........................................................................51
         SECTION 7.06.  Successor Agent..........................................................................51

ARTICLE VIII MISCELLANEOUS.......................................................................................52
         SECTION 8.01.  Amendments, Etc..........................................................................52
         SECTION 8.02.  Notices, Etc.............................................................................52
         SECTION 8.03.  No Waiver; Remedies......................................................................53
         SECTION 8.04.  Costs, Expenses, Taxes and Indemnification...............................................53
         SECTION 8.05.  Right of Set-off.........................................................................54
         SECTION 8.06.  Binding Effect...........................................................................55
         SECTION 8.07.  Assignments and Participations...........................................................55
         SECTION 8.08.  Confidentiality..........................................................................59
         SECTION 8.09.  WAIVER OF JURY TRIAL.....................................................................59
         SECTION 8.10.  Governing Law............................................................................59
         SECTION 8.11.  Relation of the Parties; No Beneficiary..................................................60
         SECTION 8.12.  Execution in Counterparts................................................................60


EXHIBITS AND SCHEDULES

Exhibit 1.01                   -        Form of Note
Exhibit 2.02(a)                -        Form of Notice of Borrowing
Exhibit 2.03                   -        Form of Request for Issuance
Exhibit 2.10                   -        Form of Notice of Conversion
Exhibit 3.01(a)(viii)-1        -        Form of Opinion of Foley & Lardner
Exhibit 3.01(a)(viii)-2        -        Form of Opinion of General Counsel
Exhibit 3.01(a)(viii)-3        -        Form of Opinion of King & Spalding
Exhibit 8.07                   -        Form of Lender Assignment

Schedule I                     -        Commitment Schedule
Schedule II                    -        Existing Liens
Schedule III                   -        List of Indentures


                           364-DAY CREDIT AGREEMENT

                         Dated as of October 11, 2002


      THIS 364-DAY CREDIT AGREEMENT (this "Agreement") is made by and among:

(i)   ALLIANT ENERGY CORPORATION, a Wisconsin corporation (the "Borrower"),

(ii)  the banks (the  "Banks")  listed on the  signature  pages  hereof and the other Lenders (as hereinafter defined) from time to time party hereto, and

(iii) BANK ONE, NA ("Bank One"), as administrative  agent (the "Agent") for the
           Lenders hereunder and as the issuer of Letters of Credit (as hereinafter defined) (the "LC Issuing Bank").

                            PRELIMINARY STATEMENTS

(1) The Borrower has requested that the Banks and LC Issuing Bank provide certain Extensions of Credit to the Borrower.

(2) The Banks and LC Issuing Bank have agreed to make such Extensions of Credit subject to the terms and conditions of this Agreement.

      NOW,  THEREFORE,   in  consideration  of  the  premises  and  the  mutual
covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01....Certain  Defined  Terms.   As  used  in  this  Agreement,   the
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Additional  Lender"  has  the  meaning  assigned  to  that  term in
      Section 2.05(g).

           "Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

           "AER" means Alliant Energy Resources, Inc., a Wisconsin corporation.

           "AER Facilities" means (i) the $150,000,000 364-Day Amended and Restated Credit Agreement, and (ii) the $450,000,000 3-Year Amended and Restated Credit Agreement, each dated as of October 15, 2001, as amended, among AER, the banks named therein and Citibank, N.A., as administrative agent.

           "Affected   Lender"  has  the  meaning  assigned  to  that  term  in
      Section 2.14.

           "Affected  Lender Advance" has the meaning  assigned to that term in
      Section 2.14.

           "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

           "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the higher of:

(i) the rate of interest announced publicly by Bank One or its corporate parent, Bank One Corporation, from time to time, as its corporate base rate or prime rate of interest; and

(ii)  1/2 of one percent per annum above the Federal Funds Rate.

      Each change in the Alternate Base Rate shall take effect concurrently with any change in such base or prime rate or the Federal Funds Rate.

           "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

           "Applicable Margin" means, for any Eurodollar Rate Advance or Base Rate Advance, (i) on any date the Utilization Percentage equals or is less than 33-1/3%, the number of basis points set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6 below, opposite the Eurodollar Rate or the Base Rate, as applicable, and (ii) on any date the Utilization Percentage exceeds
      33-1/3%, the number of basis points set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6 below, opposite the Utilized Eurodollar Rate or the Utilized Base Rate, as applicable.

         ======================= ============= ============= ============== ============= ============= ==============

                                   LEVEL 1       LEVEL 2        LEVEL 3       LEVEL 4       LEVEL 5        LEVEL 6
         BASIS FOR               Reference     Reference     Reference      Reference     Reference     Reference
         PRICING                 Ratings At    Ratings       Ratings Less   Ratings       Ratings       Ratings Less
                                 Least A By    Less Than     Than Level 2   Less Than     Less Than     Than Level 5*
                                 S&P's/A2 By   Level 1 But   But At Least   Level 3 But   Level 4 But
                                 Moody's.      At Least A-   BBB+ By        At Least      At Least
                                               By S&P's/A3   S&P's/Baa1     BBB By        BBB- By
                                               By Moody's.   By Moody's.    S&P's/Baa2    S&P's/Baa3
                                                                            By Moody's.   By Moody's.
         -------------------------------------------------------------------------------------------------------------
         Basis Points Per Annum
         ----------------------- ------------- ------------- -------------- ------------- ------------- --------------
         Eurodollar Rate             55.0          62.5          85.0           95.0         175.0          250.0
         ----------------------- ------------- ------------- -------------- ------------- ------------- --------------
         Base Rate                    0             0              0             0             0              0
         ----------------------- ------------- ------------- -------------- ------------- ------------- --------------
         Utilized Eurodollar         67.5          75.0          97.5          107.5         225.0          325.0
         Rate
         ----------------------- ------------- ------------- -------------- ------------- ------------- --------------
         Utilized Base Rate          12.5          12.5          12.5           12.5          50.0          75.0
         ======================= ============= ============= ============== ============= ============= ==============

                                                                   * or unrated

      The Applicable Margin will be based upon the Level corresponding to the Reference Ratings at the time of determination. Any change in the Applicable Margin resulting from a change in the Reference Ratings shall be effective, as to any Advance, as of the Borrowing date for such Advance following the date on which the applicable rating agency announces the applicable change in ratings.

           "Applicable Rate" means:

           (i) in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and

           (ii) in the case of each Eurodollar Rate Advance comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

           "Available Commitment" means, for each Lender at any time on any day, the unused portion of such Lender's Commitment, computed after giving effect to all Extensions of Credit made or to be made on such day, the application of proceeds therefrom, all prepayments and repayments of Advances made on such day and all reductions in the LC Outstandings made on such day.

           "Available   Commitments"   means  the  aggregate  of  the  Lenders'
      Available Commitments hereunder.

           "Banks" has the meaning assigned to that term in the Preamble to this Agreement.

           "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a).

           "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type, having the same Interest Period and ratably made or
      Converted   on  the  same  day  by  each  of  the  Lenders   pursuant  to
      Section 2.02 or 2.10, as the case may be. All Advances of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

           "Business Day" means a day of the year on which banks are not required or authorized to close in New York City, Chicago, Illinois or Madison, Wisconsin and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

           "Capitalized Lease Obligations" means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the capitalized amount determined in accordance with such principles.

           "Cash and Cash Equivalents" means, with respect to any Person, the aggregate amount of the following, to the extent owned by such Person free and clear of all Liens, encumbrances and rights of others and not subject to any judicial, regulatory or other legal constraint: (i) cash on hand; (ii) Dollar demand deposits maintained in the United States with any commercial bank and Dollar time deposits maintained in the United States with, or certificates of deposit having a maturity of one year or less issued by, any commercial bank which has an office in the United States and which has a combined capital and surplus of at least $100,000,000; (iii) eurodollar time deposits maintained in the United States with, or eurodollar certificates of deposit having a maturity of one year or less issued by, any commercial bank having outstanding unsecured indebtedness that is rated (on the date of acquisition thereof) A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured bank indebtedness); (iv) direct obligations of, or unconditionally guaranteed by, the United States and having a maturity of one year or less; (v) commercial paper rated (on the date of acquisition thereof) A-1 or P-1 or better by S&P or Moody's, respectively (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), and having a maturity of one year or less; (vi) obligations with any Lender or any other commercial bank in respect of the repurchase of obligations of the type described in clause (iv), above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (iv) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender or such other commercial bank; and (vii) preferred stock of any Person that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating preferred stock of entities engaged in such businesses).

           "Cash  Collateral  Account" has the meaning assigned to that term in
      Section 6.02(a).

           "Certifying  Officer"  has the  meaning  assigned  to  that  term in
      Section 5.01(h)(iv).

           "Closing" means the day upon which each of the applicable conditions precedent enumerated in Section 3.01 shall be fulfilled to the satisfaction of, or waived with the consent of, the Lenders, the Agent, the LC Issuing Bank and the Borrower. All transactions contemplated by the Closing shall take place on a Business Day on or prior to October 11, 2002, at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York 10036, at 10:00 a.m. (New York City time), or such later Business Day as the parties hereto may mutually agree.

           "Commitment" means, for each Lender, the obligation of such Lender to make Advances to the Borrower and to participate in the reimbursement obligations of the Borrower in respect of Letters of Credit in an amount no greater than the amount set forth on Schedule I hereto or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Agent pursuant to
      Section 8.07(c), in each such case as such amount may be (i) reduced from time to time pursuant to Section 2.05 (a), (b), (c), (d) or (e) or
      (ii) increased pursuant to Section 2.05(g).

           "Commitment  Increase"  has the  meaning  assigned  to that  term in
      Section 2.05(g)

           "Commitments" means the total of the Lenders' Commitments hereunder.

           "Confidential  Information" has the meaning assigned to that term in
      Section 8.08.

           "Consenting  Lenders"  has the  meaning  assigned  to  that  term in
      Section 2.19(c).

           "Consolidated Capital" means, with respect to any Person, at any date of determination, the sum of (i) Consolidated Debt of such Person,
      (ii) consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries, (iii) consolidated equity of the preference stockholders of such Person and its Consolidated Subsidiaries and (iv) consolidated equity of the preferred stockholders of such Person and its Consolidated Subsidiaries, in each case determined at such date in accordance with GAAP, excluding, however, from such calculation, amounts identified as "Accumulated Other Comprehensive Income (Loss)" in the financial statements of the Borrower set forth in the Borrower's Report on Form 10-K or 10-Q, as the case may be, filed most recently with the Securities and Exchange Commission prior to the date of such determination.

           "Consolidated Debt" means, with respect to any Person, at any date of determination, the aggregate Debt of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but shall not include Nonrecourse Debt of any Subsidiary of the Borrower.

           "Consolidated Net Worth" means, at any time of determination, with respect to any Person and its Consolidated Subsidiaries, the net worth of such Person and such Person's Consolidated Subsidiaries as determined in accordance with GAAP.

           "Consolidated Subsidiary" means, with respect to any Person, any Subsidiary of such Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.

           "Continuing Directors" means the members of the Board of Directors of the Borrower on the date hereof and each other director of the Borrower, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

           "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Advances, as the case may be, pursuant to Section 2.09 or 2.10.

           "Debt" means, for any Person, any and all indebtedness, liabilities and other monetary obligations of such Person (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments,
      (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising and repaid in the ordinary course of business), (iii) Capitalized Lease Obligations, (iv) under reimbursement or similar agreements with respect to letters of credit (other than trade letters of credit) issued to support indebtedness or obligations of such Person or of others of the kinds referred to in clauses (i)
      through (iii) above and clause (v) below, (v) reasonably quantifiable obligations under direct guaranties or indemnities, or under support agreements, in respect of, and reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through
      (iv) above, and (vi) in respect of unfunded vested benefits under Plans. In determining Debt for any Person, there shall be included accrued interest on the principal amount thereof to the extent such interest has accrued for more than six months.

           "Debt Event" means, on any date before December 31, 2002, the issuance or incurrence (i) by the Borrower of any Debt, or (ii) by any Subsidiary of the Borrower of any Debt in excess of $15,000,000, other than (A) Debt hereunder or under the Utility Facilities, (B) Nonrecourse Debt, in an aggregate principal amount not to exceed $60,000,000, in connection with the purchase by the Borrower or any of its Subsidiaries of a 309 mega-watt natural gas fired power plant in Neenah, Wisconsin from Mirant Corporation, (C) Debt issued by any Foreign Subsidiary of the Borrower, so long as it is not Debt of the Borrower or any Subsidiary of the Borrower that is not a Foreign Subsidiary and the proceeds of the issuance of such Debt is not repatriated to the Borrower or any Subsidiary of the Borrower that is not a Foreign Subsidiary, (D) the issuance of commercial paper by the Borrower or any of its Subsidiaries, and (E) any intercompany Debt issued by the Borrower to any of its wholly-owned Subsidiaries or by any such Subsidiary to the Borrower or any of its wholly-owned Subsidiaries; provided, that the foregoing shall not be deemed to imply that any such Debt Event is permitted under this Agreement.

           "Default Rate" means (i) with respect to the unpaid principal of or interest on any Advance, the greater of (A) 2% per annum above the Applicable Rate in effect from time to time for such Advance and (B) 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances and (ii) with respect to any other unpaid amount hereunder, 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

           "Direct   Subsidiary"   means,  with  respect  to  any  Person,  any
      Subsidiary directly owned by such Person.

           "Dollars" and the sign "$" each means lawful money of the United States.

           "Domestic Lending Office" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender, or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.

           "Eligible Assignee" means (i) a commercial bank or trust company organized under the laws of the United States, or any State thereof;
      (ii) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) the central bank of any country that is a member of the OECD; and (iv) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (A) any such Person shall also (1) have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such rating agencies is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (2) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (ii), (iii) or (iv) above shall, on the date on which it is to become a Lender hereunder, (x) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.17) and (y) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 2.13, and (C) any Person described in clause (ii), (iii) or (iv) above shall, in addition, be reasonably acceptable to the Agent, the LC Issuing Bank and, so long as no Event of Default shall have occurred and be continuing, the Borrower.

           "Equity Event" means, on any date after the date hereof (a) the contribution in cash of capital (x) to the Borrower by any Person or
      (y) to any Subsidiary by any Person other than the Borrower or a Subsidiary of the Borrower, or (b) any issuance of Equity Interests (x) by the Borrower to any Person or (y) by any Subsidiary to any Person other than the Borrower or a Subsidiary of the Borrower; provided that the foregoing shall not include the issuance of Equity Interests related to the Alliant Energy Corporation Shareowner Direct Plan.

           "Equity Interests" means, (a) with respect to a corporation, shares of capital stock of such corporation or any other interest convertible or exchangeable into any such interest, (b) with respect to a limited liability company, a membership interest in such company, (c) with respect to a partnership, a partnership interest in such partnership, and (d) with respect to any other Person, an interest in such Person analogous to interests described in clauses (a) through (c).

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which is under common control within the meaning of the regulations under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended from time to time.

           "ERISA Event" means (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Plan of notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in
      Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA;
      (iv) the withdrawal by the Borrower or an ERISA Affiliate of the Borrower from a Multiple Employer Plan or a Multiemployer Plan during a plan year for which it was a "substantial employer", as defined in
      Section 4001(a)(2) of ERISA; (v) the failure by the Borrower or an ERISA Affiliate of the Borrower to make a payment to a Plan required under
      Section 302(f)(1) of ERISA, which failure results in the imposition of a lien for failure to make required payments; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Eurodollar Lending Office" means, with respect to any Lender, the office or affiliate of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.

           "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance made as part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

           "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(b).

           "Eurodollar Reserve Percentage" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

           "Events  of  Default"  has the  meaning  assigned  to  that  term in
      Section 6.01.

           "Existing Facility" means the $300,000,000 364-Day Amended and Restated Credit Agreement, dated as of October 15, 2001, among the Borrower, the banks named therein and Bank One, as the administrative agent.

           "Extension of Credit" means (i) the disbursement of the proceeds of any Borrowing and (ii) the issuance of a Letter of Credit or the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder.

           "Facility Fee" means a fee that shall be payable on the aggregate amount of the Commitment of each Lender, irrespective of usage, payable to each Lender on the amount of its Commitment at the rate (expressed in basis points per annum) set forth below in the columns identified as Level 1, Level 2, Level 3, Level 4, Level 5 or Level 6 based on the Reference Ratings.

         ======================= ============= ============= ============== ============= ============= ==============

                                   LEVEL 1       LEVEL 2        LEVEL 3       LEVEL 4       LEVEL 5        LEVEL 6

         BASIS FOR               Reference     Reference     Reference      Reference     Reference     Reference
         PRICING                 Ratings At    Ratings       Ratings Less   Ratings       Ratings       Ratings Less
                                 Least A By    Less Than     Than Level 2   Less Than     Less Than     Than Level 5*
                                 S&P/A2 By     Level 1 But   But At Least   Level 3 But   Level 4 But
                                 Moody's.      At Least A-   BBB+ By        At Least      At Least
                                               By S&P/A3     S&P/Baa1 By    BBB By S&P    BBB- By
                                               By Moody's.   Moody's.       /Baa2 By      S&P/Baa3 By
                                                                            Moody's.      Moody's.

         ----------------------- ------------- ------------- -------------- ------------- ------------- --------------
         Basis Points                10.0          12.5          15.0           17.5          50.0          50.0
         ======================= ============= ============= ============== ============= ============= ==============

                                                                   * or unrated

      The Facility Fee will be based upon the Level corresponding to the Reference Ratings at the time of determination. Any change in the Facility Fee resulting from a change in the Reference Ratings shall be effective as of the date on which the applicable rating agency announces the applicable change in ratings.

           "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New
      York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

           "Fee Letter" means the letter agreement, dated September 6, 2002, among the Borrower, the Utilities, Bank One, Banc One Capital Markets, Inc., Citibank, N.A. and Salomon Smith Barney Inc.

           "Foreign Subsidiary" means any Subsidiary of the Borrower that is organized under the law of any jurisdiction other than any state of the United States of America.

           "GAAP" has the meaning assigned to that term in Section 1.04.

           "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body.

           "Granting   Lender"  has  the  meaning  assigned  to  that  term  in
      Section 8.07(i).

           "Hazardous Substance" means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

           "Hostile Acquisition" means any acquisition involving a tender offer or proxy contest that has not been recommended or approved by the board of directors (or similar governing body) of the Person that is the subject of such acquisition prior to the first public announcement or disclosure relating to such acquisition.

           "Increasing  Lender"  has  the  meaning  assigned  to  that  term in
      Section 2.05(g)

           "Indemnified  Person"  has the  meaning  assigned  to  that  term in
      Section 8.04(c).

           "Interest Coverage Ratio" means, as of any date, the ratio of (i) operating income plus depreciation and amortization of the Borrower for the four fiscal quarters ending on such date to (ii) the Interest Expense payable by the Borrower and its Consolidated Subsidiaries during such period.

           "Interest Expense" means, for any Person and its Consolidated Subsidiaries and for any period, all interest expense (including all amortization of debt discount and expenses and reported interest) on all Debt of such Person and its Consolidated Subsidiaries during such period.

           "Interest Period" means, for each Eurodollar Rate Advance made as part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Advance into such a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months, as the Borrower may, upon notice received by the Agent not later than 11:00 a.m. on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

           (i) the Borrower may not select any Interest Period that ends after the Termination Date;

           (ii) Interest  Periods  commencing  on the same  date for   Advances
                comprising  part of the  same   Borrowing  shall be of the same
                duration; and

           (iii)whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

           "IPL" means Interstate Power and Light Company, an Iowa corporation.

           "LC Fee" is defined in Section 2.04(b).

           "LC Issuing Bank" has the meaning assigned to that term in the preamble to this Agreement.

           "LC Outstandings" means, on any date of determination, the sum of the undrawn stated amounts of all Letters of Credit that are outstanding on such date plus the aggregate principal amount of all unpaid reimbursement obligations of the Borrower on such date with respect to payments made by the LC Issuing Bank under Letters of Credit.

           "LC Payment Notice" is defined in Section 2.03(d).

           "Lender Assignment" means an assignment and acceptance agreement entered into by a Lender and an Eligible Assignee, and accepted by the Agent and the LC Issuing Bank, in substantially the form of Exhibit 8.07.

           "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to
      Section 8.07.

           "Letter of Credit" means letters of credit issued by the LC Issuing Bank pursuant to Section 2.03.

           "Lien" has the meaning assigned to that term in Section 5.02(a).

           "Loan Documents" means (i) this Agreement, any Note issued pursuant to Section 2.16, the Fee Letter, (ii) all agreements, documents and instruments in favor of the Agent, the LC Issuing Bank or the Lenders (or the Agent on behalf of the LC Issuing Bank or the Lenders), and
      (iii) all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.

           "Majority Lenders" means, on any date of determination, Lenders that, collectively, on such date (i) hold greater than 50% of the then outstanding Advances and participation obligations with respect to the LC Outstandings and (ii) if there are no Outstanding Credits, have Percentages in the aggregate greater than 50%. Any determination of those Lenders constituting the Majority Lenders shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.

           "Margin Stock" has the meaning assigned to that term in Regulation U of the Board Governors of the Federal Reserve System.

           "Material Adverse Change" means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; provided, however, a downgrade by S&P or Moody's of its rating of the Borrower or any Debt of the Borrower shall not, in and of itself, be deemed to be a Material Adverse Change, but for purposes of clarity in interpreting the foregoing, it is agreed that the event, change, circumstance or condition that causes such downgrade (or an announcement of a potential downgrade or a review for possible ratings change) of any such rating, and the effect or change caused by such downgrade (or an announcement of a potential downgrade or a review for possible ratings change), will be considered in whether there has been a Material Adverse Change; provided, further, the fact that the Borrower is unable to issue Debt in the commercial paper market due to market conditions generally affecting the commercial paper market shall not, in and of itself, be deemed to be a Material Adverse Change; (ii) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document to which it is a party; or (iii) a material adverse change upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.

           "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

           "Mortgage  Bond   Indentures"   means  the   indentures   listed  on
      Schedule III hereto.

           "Multiemployer  Plan"  means a  multiemployer  plan,  as  defined in
      Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Borrower or any ERISA Affiliate of the Borrower is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

           "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA
      Affiliate of the Borrower and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

           "Necessary Approvals" means any governmental and regulatory authorizations and approvals not obtained by or on behalf of the Borrower and in full force and effect on the date hereof which governmental and regulatory authorizations and approvals are required to be obtained in order for the Borrower to legally and validly incur and pay interest at each and every rate prescribed herein, regardless of the Reference Ratings.

           "Non-Consenting  Lender"  has the  meaning  assigned to that term in
      Section 2.19(b).

           "Non-Performing  Lender"  has the  meaning  assigned to that term in
      Section 2.03(e).

           "Nonrecourse Debt" means any Debt that finances the acquisition, development, ownership or operation of an asset in respect of which the Person to which such Debt is owed has no recourse whatsoever to the Borrower or any of its Affiliates other than:

           (i) recourse to the named obligor with respect to such Debt (the "Debtor") for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from the asset; and

           (ii) recourse  to the  Debtor  for  the  purpose  only  of  enabling
                amounts   to  be   claimed  in  respect  of  such  Debt  in  an
                enforcement of any security interest or lien given by the Debtor over the asset or the income, cash flow or other proceeds deriving from the asset (or given by any shareholder or the like in the Debtor over its shares or like interest in the capital of the Debtor) to secure the Debt, but only if the extent of the recourse to the Debtor is limited solely to the amount of any recoveries made on any such enforcement; and

           (iii)recourse to the Debtor generally or indirectly to any Affiliate of the Debtor, under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for a breach of an obligation (other than a payment obligation or an obligation to comply or to procure compliance by another with any financial ratios or other tests of financial condition) by the Person against which such recourse is available.

           "Note" means a promissory note issued at the request of a Lender pursuant to Section 2.16, in substantially the form of Exhibit 1.01 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

           "Notice  of  Borrowing"  has the  meaning  assigned  to that term in
      Section 2.02(a).

           "Notice of  Conversion"  has the  meaning  assigned  to that term in
      Section 2.10.

           "OECD"  means  the   Organization   for  Economic   Cooperation  and
      Development.

           "Other   Taxes"   has  the   meaning   assigned   to  that  term  in
      Section 2.17(b).

           "Outstanding Credits" means, on any date of determination, an amount equal to the sum of (i) the aggregate principal amount of all Borrowings outstanding on such date plus (ii) the LC Outstandings on such date.

           "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

           "Percentage" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such date, and multiplying the quotient so obtained by 100%.

           "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           "Plan" means a Single Employer Plan or a Multiple Employer Plan.

           "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time.

           "Reference Banks" means Citibank, N.A. and Bank One, and any additional or substitute Lenders as may be selected from time to time to act as Reference Banks hereunder by the Agent and Citibank, N.A.

           "Reference Ratings" means the ratings assigned (i) by S&P to the Reference Securities, and (ii) by Moody's to the Reference Securities, or in the event that the Borrower has no Reference Securities outstanding, the issuer rating assigned by Moody's for the Borrower. For purposes of the foregoing, if the ratings assigned by S&P and Moody's, respectively, are not comparable (i.e., a "split rating") by:
      (x) one level, the level corresponding to the lower of such two ratings shall control, or (y) two or more levels, the level corresponding to the rating one level above the lower of such two ratings shall control, unless either rating is below BBB- or unrated (in the case of S&P) or Baa3 or unrated (in the case of Moody's), in which case the lower of the two ratings shall control.

           "Reference Securities" means (i) until the earlier of (A) the date that (x) S&P has issued a rating for the senior unsecured non-credit enhanced long term debt of the Borrower and (y) Moody's has issued (1) a rating for the senior unsecured non-credit enhanced long term debt of the Borrower or (2) an issuer rating for the Borrower and (B) 90 days after the date hereof, the senior unsecured credit enhanced long-term debt of AER, and (ii) after the earlier such date, the senior unsecured non-credit enhanced long-term debt of the Borrower.

           "Register" has the meaning assigned to that term in Section 8.07(c).

           "Report"    has   the    meaning    assigned   to   that   term   in
      Section 5.01(h)(iv).

           "Request   for   Issuance"   means  a  request   made   pursuant  to
      Section 2.03(a) in the form of Exhibit 2.03.

           "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

           "Senior Financial Officer" means the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Borrower.

           "Significant Subsidiary" means any Subsidiary of the Borrower that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 20% of the consolidated assets (valued at book value) of the Borrower and its Subsidiaries.

           "Single  Employer Plan" means a single  employer plan, as defined in
      Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Borrower or an ERISA Affiliate of the Borrower and no Person other than the Borrower and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate of the Borrower could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

           "SPC" has the meaning assigned to that term in Section 8.07(i).

           "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

           "Taxes" has the meaning assigned to that term in Section 2.17(a).

           "Termination Date" means the earlier to occur of (i) October 10, 2003, or such later date as to which the Lenders may from time to time agree pursuant to Section 2.19 and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.05 or 6.01.

           "Type" has the meaning assigned to that term (i) in the definition of "Advance" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

           "Unmatured Default" means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

           "Utilities" means, collectively, WPL and IPL.

           "Utility Facilities" means (i) the $200,000,000 Credit Agreement, dated the date hereof, among IPL, the banks named therein and Citibank, N.A., as administrative agent; and (ii) the $150,000,000 Credit Agreement, dated the date hereof, among WPL, the banks named therein and Citibank, N.A., as administrative agent.

           "Utilization   Percentage"   means,   as  of  any   time   for   the
      determination thereof, the percentage obtained by dividing the aggregate Outstanding Credits by the aggregate Commitments then in effect.

           "WPL"  means  Wisconsin   Power  and  Light  Company,   a  Wisconsin
      corporation.

           "WPL Facility" means the $150,000,000 Credit Agreement, dated as of May 24, 2002, among WPL, the banks named therein and Bank One, as administrative agent.

SECTION 1.02....Computation of Time Periods.  Unless otherwise indicated,  each reference in this Agreement to a specific time of day is a reference to Chicago, Illinois time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

SECTION 1.03....Computations  of  Outstandings.  Whenever  reference is made in this Agreement to the "principal amount outstanding" on any date under this Agreement, such reference shall refer to the aggregate principal amount of all Advances outstanding on such date after giving effect to all Advances to be made on such date and the application of the proceeds thereof.

SECTION 1.04....Accounting   Terms.   All  accounting  terms  not  specifically
defined herein shall be construed in accordance with generally accepted accounting principles ("GAAP") consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f).

                                 ARTICLE II
                 AMOUNTS AND TERMS OF THE EXTENSIONS OF CREDIT

SECTION 2.01....The Advances.

(a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time, during the period from and including the date hereof, to and up to, but excluding, the Termination Date, in an aggregate outstanding amount not to exceed at any time such Lender's Available Commitment. Each Borrowing shall be in an aggregate amount not less than $5,000,000 (or, if lower, the amount of the
Available Commitments) or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Percentages. Within the limits of each Lender's Commitment and as hereinabove and hereinafter provided, the Borrower may request Borrowings hereunder, and repay or prepay Advances pursuant to Section 2.11 and utilize the resulting increase in the Available Commitments for further Extension of Credit in accordance with the terms hereof.

(b) In no event shall the Borrower be entitled to request or receive any Borrowings that would cause the Outstanding Credits hereunder to exceed the total Commitments.

SECTION 2.02....Making the Advances.

(a)   Each Borrowing  shall be made on notice,  given not later than 11:00 a.m.
(i) on the third Business Day prior to the date of the proposed Borrowing, in the case of a Borrowing comprised of Eurodollar Rate Advances and (ii) on the date of the proposed Borrowing, in the case of a Borrowing comprised of Base Rate Advances, in each case by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, in substantially the form of Exhibit 2.02(a) hereto, specifying therein the requested (A) date of such Borrowing, (B) Type of Advances comprising such Borrowing, (C) aggregate amount of such Borrowing and (D) in the case of a Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for each such Advance. Each Lender shall, before (x) 12:00 noon on the date of such Borrowing, in the case of a Borrowing comprised of Eurodollar Rate Advances, and (y) 1:00 p.m. on the date of such Borrowing, in the case of a Borrowing comprised of Base Rate Advances, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such funds available to the Borrower at the Agent's aforesaid address.

(b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(c) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's Advance as part of such Borrowing, the Agent may assume that such Lender has made such Advance available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Advance available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

(d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03....Letters of Credit.

(a) Subject to the terms and conditions hereof, each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days' prior notice thereof by delivery of a Request for Issuance to the Agent (which shall promptly distribute copies thereof to the Lenders) and the LC Issuing Bank. Each Request for Issuance shall specify (i) the date (which shall be a Business
Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the eighth Business Day preceding the Termination Date), (ii) the proposed stated amount of such Letter of Credit (which shall not be less than $1,000,000), (iii) the name and address of the beneficiary of such Letter of Credit and (iv) a statement of drawing conditions applicable to such Letter of Credit, and if such Request for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of the Letter of Credit thereto. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower not less than two days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the LC Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Agent, which shall promptly furnish copies thereof to the Lenders.

(b) No Letter of Credit shall be requested or issued hereunder if, after the issuance thereof, (i) the aggregate undrawn stated amounts of all Letters of Credit outstanding would exceed $75,000,000; or (ii) the Outstanding Credits would exceed the total Commitments.

(c) The Borrower hereby agrees to pay to the Agent for the account of the LC Issuing Bank and, if they shall have purchased participations in the reimbursement obligations of the Borrower pursuant to subsection (d) below, the Lenders, on demand made by the LC Issuing Bank to the Borrower, on and after each date on which the LC Issuing Bank shall pay any amount under any Letter of Credit issued by the LC Issuing Bank, a sum equal to the amount so paid plus interest on such amount from the date so paid by the LC Issuing Bank until repayment to the LC Issuing Bank in full at a fluctuating interest rate per annum equal to the interest rate applicable to Base Rate Advances plus, if any amount paid by the LC Issuing Bank under a Letter of Credit is not reimbursed by the Borrower within three Business Days, 2%.

(d) If the LC Issuing Bank shall not have been reimbursed in full for any payment made by the LC Issuing Bank under a Letter of Credit issued by the LC Issuing Bank on the date of such payment, the LC Issuing Bank shall give the Agent and each Lender prompt notice thereof (an "LC Payment Notice") no later than 12:00 noon on the Business Day immediately succeeding the date of such payment by the LC Issuing Bank. Each Lender severally agrees to purchase a participation in the reimbursement obligation of the Borrower to the LC Issuing Bank by paying to the Agent for the account of the LC Issuing Bank an amount equal to such Lender's Percentage of such unreimbursed amount paid by the LC Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Rate from the date of the payment by the LC Issuing Bank to the date of payment to the LC Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 P.M. on the later to occur of (i) the Business Day immediately following the date of such payment by the LC Issuing Bank and (ii) the Business Day on which such Lender shall have received an LC Payment Notice from the LC Issuing Bank. Each Lender's obligation to make each such payment to the Agent for the account of the LC Issuing Bank shall be several and shall not be affected by the occurrence or continuance of an Event of Default or the failure of any other Lender to make any payment under this Section 2.03(d). Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) The failure of any Lender to make any payment to the Agent for the account of the LC Issuing Bank in accordance with subsection (d) above shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a "Non-Performing Lender") shall fail to make any payment to the Agent for the account of the LC Issuing Bank in accordance with subsection (d) above within five Business Days after the LC Payment Notice relating thereto, then, for so long as such failure shall continue, the LC Issuing Bank shall be deemed, for purposes of Section 8.01 and Article VI hereof, to be a Lender owed a
Borrowing in an amount equal to the outstanding principal amount due and payable by such Non-Performing Lender to the Agent for the account of the LC Issuing Bank pursuant to subsection (d) above. Any Non-Performing Lender and the Borrower (without waiving any claim against such Lender for such Lender's failure to purchase a participation in the reimbursement obligations of the Borrower under subsection (d) above) severally agree to pay to the Agent for the account of the LC Issuing Bank forthwith on demand such amount, together with interest thereon for each day from the date such Lender would have purchased its participation had it complied with the requirements of subsection (d) above until the date such amount is paid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to Base Rate Advances and (ii) in the case of such Lender, the Federal Funds Rate.

(f) The payment obligations of each Lender under Section 2.03(d) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit by the LC Issuing Bank shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i) any lack of validity or enforceability of this Agreement, any other Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;

(ii) any amendment or waiver of, or any consent to departure from, the terms of this Agreement, any other Loan Document or such Letter of Credit;

(iii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the LC Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated hereby, thereby or by such Letter of Credit, or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit reasonably proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment in good faith by the LC Issuing Bank under the Letter of Credit issued by the LC Issuing Bank against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(g) The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit. Neither the LC Issuing Bank, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the LC Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit. Notwithstanding any provision to the contrary contained in any Loan Document, the Borrower and each Lender shall have the right to bring suit against the LC Issuing Bank, and the LC Issuing Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which the Borrower or such Lender proves were caused by the LC Issuing Bank's willful misconduct or gross negligence, including, in the case of the Borrower, the LC Issuing Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) that strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the LC Issuing Bank may accept sight drafts and accompanying certificates presented under the Letter of Credit issued by the LC Issuing Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute willful misconduct or gross negligence by the LC Issuing Bank. Notwithstanding the foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by the LC Issuing Bank's willful misconduct or gross negligence.

SECTION 2.04....Fees.

(a) The Borrower agrees to pay to the Agent for the account of each Lender the Facility Fee from the date hereof, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the later of the Termination Date and the date all Advances are paid in full, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing December 31, 2002, and on the later of the Termination Date and the date all Advances are paid in full.

(b) The Borrower shall pay to the Agent for the account of each Lender a fee (the "LC Fee") on the average daily amount of the sum of the undrawn stated amounts of all Letters of Credit outstanding on each such day, from the date hereof until the later to occur of the Termination Date and the date that no Letters of Credit are outstanding, payable on the last day of each March, June, September and December (commencing December 31, 2002) and such later date, at a rate equal at all times to the Applicable Margin in effect from time to time for Eurodollar Rate Advances. In addition, the Borrower shall pay to the LC Issuing Bank such fees for the issuance and maintenance of Letters of Credit and for drawings thereunder as may be separately agreed between the Borrower and the LC Issuing Bank.

(c) In addition to the fees provided for in subsections (a) and (b) above, the Borrower shall pay to the Agent, for the account of the Agent, such fees as are provided for in the Fee Letter.

SECTION 2.05....Reduction of the Commitments; Commitment Increase.

(a) The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Extensions of Credit then outstanding; and provided, further, that each partial reduction shall be in a minimum amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof.

(b) On the date of any Debt Event, the Commitments of the Lenders shall be reduced by $100,000,000; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced by an amount, when aggregated with any other reduction of Commitments of the Lenders under this subsection, greater than $115,750,000 plus the aggregate amount of all Commitment Increases, if applicable.

(c) On December 31, 2002, the Commitments of the Lenders shall be reduced by an amount equal to the difference between (i) $115,750,000 plus the aggregate amount of all Commitment Increases, if applicable and (ii) the amount by which the Commitments of the Lenders shall have been reduced on or before such date pursuant to Section 2.05(b).

(d) On the date of any Equity Event, the Commitments of the Lenders shall be reduced by the amount by which the proceeds of such Equity Event, together with the proceeds of all other Equity Events before such date, exceed $300,000,000; provided that the aggregate amount of reductions under this subsection shall in no event exceed $50,000,000.

(e) On the Termination Date, the Commitments of the Lenders shall be reduced to zero.

(f) Any termination or reduction of the Commitments under this Section 2.05 shall be irrevocable, and the Commitments shall not thereafter be reinstated.

(g) (i) At any time prior to the earlier of (A) any Debt Event, and (B) October 24, 2002, the Borrower may increase the aggregate amount of the Commitments by an amount not greater than $84,250,000 and to an amount not greater than $650,000,000 (any such increase, a "Commitment Increase") by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to offer to participate in such Commitment Increase) or one or more other banks or other financial institutions reasonably acceptable to the Agent and the LC Issuing Bank that at the time agree, in the case of any such bank or financial institution that is an existing Lender to increase its Commitment (an
"Increasing Lender") and, in the case of any other such bank or financial institution (an "Additional Lender"), to become a party to this Agreement.
The sum of the increases in the Commitments of the Increasing Lenders pursuant to this subsection (g) plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase. The Borrower shall provide prompt notice of any proposed Commitment Increase pursuant to this
Section 2.05(g) to the Agent, which shall promptly provide a copy of such notice to the Lenders and the LC Issuing Bank.

           (ii) Any Commitment Increase shall become effective upon (A) the receipt by the Agent of (1) an agreement in form and substance satisfactory to the Agent signed by the Borrower, the LC Issuing Bank, each Increasing Lender and each Additional Lender, setting forth the new Commitment of each such Lender and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, (2)
      certified copies of the Governmental Approvals and such opinions of counsel for the Borrower with respect to the Commitment Increase as the Agent may reasonably request, and (3) a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrower stating that both before and after giving effect to such Commitment Increase (x) no Event of Default has occurred and is continuing, (y) all representations and warranties made by the Borrower in this Agreement are true and correct in all material respects, and (z) all Governmental Approvals have been obtained and are in full force and effect, and (B) the funding by each Increasing Lender and Additional Lender of the Advance(s) to be made by each such Lender described in paragraph (iii) below.

           (iii)Upon the effective date of any Commitment Increase, each Increasing Lender and each Additional Lender shall provide funds to the Agent in the manner described in Section 2.02 in an amount equal to the product of (x) the aggregate principal amount of Advances outstanding hereunder, expressed as a percentage of the Commitments (calculated, in each case, immediately prior to such Commitment Increase) and (y) such Lender's portion of the Commitment Increase. The funds so provided by any Lender shall be deemed to be an Advance or Advances made by such Lender on the date of such Commitment Increase, with such Advance(s) being (A) in an amount equal to the product of (x) the aggregate outstanding principal amount of Advances outstanding hereunder, expressed as a percentage of the Commitments (calculated, in each case, immediately prior to such Commitment Increase) and (y) such Lender's portion of the Commitment Increase and (B) of the same Type(s) and having the same Interest Period(s) as each Advance described in the preceding clause (A), such that after giving effect to such Commitment Increase and the Advances made on the date of such Commitment Increase, each Borrowing outstanding hereunder shall consist of Advances made by the Lenders ratably in accordance with their pro rata shares of the Commitments.

           (iv) Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Advances on such date pursuant to paragraph (iii) above, all calculations and payments of interest on the Advances comprising any Borrowing shall take into account the actual Commitment of each Lender and the principal amount outstanding of each Advance made by such Lender during the relevant period of time.

SECTION 2.06....Repayment of Advances.  The Borrower  shall repay the principal amount of each Advance made by each Lender on the Termination Date.

SECTION 2.07....Interest on Advances.  The  Borrower  shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this Section 2.07), payable as follows:

(a) Base Rate Advances. If such Advance is a Base Rate Advance, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such Base Rate Advance and on the date such Base Rate Advance shall become due and payable or shall otherwise be paid in full; provided that at any time an Event of Default shall have occurred and be continuing, each Base Rate Advance shall bear interest payable on demand, at a rate per annum equal at all times to the Default Rate.

(b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such Advance has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided that at any time an Event of Default shall have occurred and be continuing, each Eurodollar Rate Advance shall bear interest payable on demand, at a rate per annum equal at all times to the Default Rate.

SECTION 2.08....Additional  Interest on Eurodollar Rate Advances.  The Borrower
shall pay to Agent for the account of each Lender any costs actually incurred by such Lender with respect to Eurodollar Rate Advances that are attributable to such Lender's compliance with regulations of the Board of Governors of the Federal Reserve System requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent. A certificate as to the amount of such additional interest, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof shall have been made by such Lender in good faith.

SECTION 2.09....Interest Rate Determination.

(a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

(b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.07(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b).

(c) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate, due to the unavailability of funds to such Reference Banks in the relevant financial markets:

(i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for Eurodollar Rate Advances;

(ii) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and

(iii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon:

(i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance; and

(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(e) If the Borrower shall fail to (i) select the duration of any Interest Period for any Eurodollar Rate Advance in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 or
(ii) provide a Notice of Conversion with respect to any Eurodollar Rate Advance on or prior to 12:00 noon on the third Business Day prior to the last day of the Interest Period applicable thereto, the Agent will forthwith so notify the Borrower and the Lenders and such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(f) On the date on which the aggregate unpaid principal amount of Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the product of (i) $1,000,000 and (ii) the number of Lenders on such date, such Advances shall, if they are Advances of a Type other than Base Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Advances of a Type other than Base Rate Advances shall terminate; provided, however, that if and so long as each such Advance shall be of the same Type and have the same Interest Period as Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Advances shall equal or exceed the product of (i) $1,000,000 and
(ii) the number of Lenders on such date, the Borrower shall have the right to continue all such Advances as, or to Convert all such Advances into, Advances of such Type having such Interest Period.

(g) Upon the occurrence and during the continuance of any Event of Default, each outstanding Eurodollar Rate Advance shall automatically Convert into a Base Rate Advance at the end of the Interest Period then in effect for such Eurodollar Rate Advance.

SECTION 2.10....Voluntary  Conversion  of Advances.  Subject to the  conditions set forth below, the Borrower may on any Business Day, by delivering a notice of Conversion (a "Notice of Conversion") to the Agent not later than 12:00 noon (i) on the third Business Day prior to the date of the proposed Conversion, in the case of a Conversion to or in respect of Eurodollar Rate Advances and (ii) on the date of the proposed Conversion, in the case of a Conversion to or in respect of Base Rate Advances, and subject to the provisions of Sections 2.09 and 2.14, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that, in the case of any Conversion of any Eurodollar Rate Advances into Base Rate Advances on a day other than the last day of an Interest Period for such Eurodollar Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b). Each such Notice of Conversion shall be in substantially the form of Exhibit 2.10 and shall, within the restrictions specified above, specify (A) the date of such Conversion, (B) the Advances to be Converted, (C) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance, and (D) the aggregate amount of Advances proposed to be Converted. Notwithstanding the foregoing, the Borrower may not Convert Base Rate Advances into Eurodollar Rate Advances and may not select a new Interest Period for Eurodollar Rate Advances at any time an Event of Default has occurred and is continuing.

SECTION 2.11....Optional  Prepayments  of Advances.  The Borrower  may, upon at least three Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay for the ratable account of the Lenders the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 (or, if lower, the principal amount outstanding hereunder on the date of such prepayment) or an integral multiple of $1,000,000 in excess thereof. In the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b). Except as provided in this Section 2.11 and in
Section 2.12, the Borrower shall have no right to prepay any principal amount of any Advances.

SECTION 2.12....Mandatory Prepayments.

(a) On the date of any termination or reduction of the Commitments pursuant to Section 2.05, the Borrower shall pay or prepay so much of the principal amount outstanding under this Agreement and/or deposit funds in the Cash Collateral Account in respect of LC Outstandings pursuant to Section 6.02 for the ratable accounts of the Lenders as shall be necessary in order that the Outstanding Credits (after giving effect to such prepayment) minus the amount held in the Cash Collateral Account after giving effect to such cash collateralization will not exceed the amount of Commitments following such termination or reduction, together with (A) accrued interest to the date of such prepayment on the principal amount repaid or prepaid and (B) in the case of prepayments of Eurodollar Rate Advances, any amount payable to the Lenders pursuant to Section 8.04(b).

(b)   All  prepayments  of  Advances  required  to be  made  pursuant  to  this
Section 2.12 shall be applied (without reference to minimum dollar requirements) to outstanding Base Rate Advances up to the full amount thereof before they are applied to Eurodollar Rate Advances.

(c) In lieu of prepaying any Eurodollar Rate Advance under any provision (other than Sections 2.14 and 6.01) of this Agreement, the Borrower may, upon notice to the Agent, deliver such funds to the Agent to be held as additional cash collateral securing the obligations hereunder. The Agent shall deposit all amounts delivered to it in a non-interest-bearing special purpose cash collateral account, to be governed by a cash collateral agreement in form and substance satisfactory to the Borrower and the Agent, and shall apply all such amounts in such account against such Advances on the last day of the Interest Period therefor. The Agent shall promptly notify the Lenders of any election by the Borrower to deliver funds to the Agent under this subsection
(c).

(d) Notwithstanding the foregoing, if at any time the Necessary Approvals shall not have been obtained and (i) the Reference Rating is below BBB- in the case of S&P or below Baa3 in the case of Moody's, or unrated, the Borrower shall prepay all of the outstanding principal amounts of Advances, together with accrued interest to the date of such prepayment on the principal amount prepaid (provided, however, that the rate of interest on the principal amount prepaid shall not exceed the maximum amount then permitted under applicable regulatory approvals). In the case of prepayments of Eurodollar Rate Advances pursuant to this subsection, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
Section 8.04(b) on the date of such prepayment.

SECTION 2.13....Increased Costs.

(a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or to the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof shall have been made by such Lender in good faith.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitment. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender, describing in reasonable detail the manner in which such amounts have been calculated, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination and allocation thereof shall have been made by such Lender in good faith.

(c) Notwithstanding the provisions of subsections (a) or (b) above to the contrary, no Lender shall be entitled to demand compensation or be compensated thereunder to the extent that such compensation relates to any period of time more than 60 days prior to the date upon which such Lender first notified the Borrower of the occurrence of the event entitling such Lender to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Borrower).

SECTION 2.14....Illegality.   Notwithstanding   any  other  provision  of  this
Agreement to the contrary, if any Lender (the "Affected Lender") shall notify the Agent and the Borrower that the introduction of or any change in or to the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Affected Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, all Eurodollar Rate Advances of the Affected Lender shall, on the fifth Business Day following such notice from the Affected Lender, automatically be Converted into a like number of Base Rate Advances, each in the amount of the corresponding Eurodollar Rate Advance of the Affected Lender being so Converted (each such Advance, as so Converted, being an "Affected Lender Advance"), and the obligation of the Affected Lender to make, maintain, or Convert Advances into Eurodollar Rate Advances shall thereupon be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, or the Affected Lender has been replaced pursuant to Section 8.07(g). For purposes of any prepayment under this Agreement, each Affected Lender Advance shall be deemed to continue to be part of the same Borrowing as the Eurodollar Rate Advances to which it corresponded at the time of the Conversion of such Affected Lender Advance pursuant to this Section 2.14.

SECTION 2.15....Payments and Computations.

(a) The Borrower shall make each payment hereunder not later than 1:00 p.m. on the day when due in Dollars to the Agent at its address referred to in
Section 8.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.08, 2.17, 2.19(c) or 8.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Lender Assignment, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

(c) All computations of interest based on clause (i) of the definition of "Alternate Base Rate" and of the Facility Fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the LC Fee and the Federal Funds Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error, provided that such determination shall have been made by the Agent or such Lender, as the case may be, in good faith.

(d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

SECTION 2.16....Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

(c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such obligations in accordance with their terms.

(d) Any Lender may request that its Advances be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Advances evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 8.07) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
Section 8.07, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in subsections (a) and (b) above.

SECTION 2.17....Taxes.

(a) Any and all payments by the Borrower hereunder and under the other Loan Documents shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the LC Issuing Bank and the Agent, taxes imposed on its overall net income and franchise taxes imposed on it by any jurisdiction, unless such Lender, the LC Issuing Bank or the Agent (as the case may be) would not have had such taxes imposed on it by such jurisdiction but for such Lender's, the LC Issuing Bank's or the Agent's (as the case may be) having entered into this Agreement, having consummated the transactions contemplated hereby or having received payments by the Borrower hereunder or under the other Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, the LC Issuing Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender, the LC Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

(c) The Borrower will indemnify each Lender, the LC Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Lender, the LC Issuing Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and the Lenders in question or the Agent (as the case may be) will, following notice from, and at the expense of, the Borrower, reasonably cooperate with the Borrower to preserve the Borrower's rights to contest such Taxes or Other Taxes.

(d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

(e) The LC Issuing Bank and each Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Agent, the LC Issuing Bank or such Lender will deliver to the Borrower and the Agent either (i) a statement that it is organized under the laws of a jurisdiction within the United States or
(ii) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service indicating that the LC Issuing Bank or such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code of 1986, as amended from time to time. The LC Issuing Bank and each Lender that delivers to the Borrower and the Agent the form or forms referred to in the preceding sentence further undertakes to deliver to the Borrower and the Agent further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. The LC Issuing Bank and each Lender represents and warrants that each such form supplied by it to the Agent and the Borrower pursuant to this subsection (e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

(f)   Any Lender  claiming  any  additional  amounts  payable  pursuant to this
Section 2.17 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 2.17 shall survive the payment in full of principal and interest hereunder.

SECTION 2.18....Sharing  of  Payments,  Etc.  If any  Lender  shall  obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.08, 2.13, 2.17, 2.19(c) or 8.04(b)) or on account of the Borrower's reimbursement obligations in respect of LC Outstandings in excess of its ratable share of payments obtained by all the Lenders on account of the Advances or on account of such reimbursement obligations, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them and such reimbursement obligations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.18 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

SECTION 2.19....Extension of Termination Date.

(a) At least 30 but not more than 60 days prior to the then applicable Termination Date, the Borrower may, by delivering a written request to the Agent (each such request being irrevocable), request that the Termination Date be extended for an additional period of 364 days, commencing on the then applicable Termination Date. Upon receipt of any such notice, the Agent shall promptly communicate such request to the Lenders.

(b)   No earlier  than 30 days prior,  and no later than 20 days prior,  to the then applicable Termination Date, the Lenders shall indicate to the Agent whether the Borrower's request to so extend the Termination Date is acceptable to the Lenders (and, if so, the conditions, if any, relating to such acceptance), it being understood that the determination by each Lender will be in its sole and absolute discretion and that the failure of any Lender to so respond within such period shall be deemed to constitute a refusal by such Lender to consent to such request, with the result being that such request is denied (any Lender refusing or deemed to refuse any such request, a "Non-Consenting Lender"). The Agent shall notify the Borrower, in writing, of the Lenders' decisions no later than 15 days prior to the then applicable Termination Date.

(c) Subject to the satisfaction of the conditions set forth in Section 3.03, in the event that the sum of the Commitments of the Lenders that have consented to the Borrower's request to extend the applicable Termination Date (the "Consenting Lenders") plus the Commitments of Non-Consenting Lenders with respect to such request that have been assigned pursuant to Section 8.07(g) hereof shall constitute greater than 50% of the aggregate Commitments, the then applicable Termination Date shall be extended for an additional period of 364 days with respect to the Commitments of such Consenting Lenders. The Commitments of Non-Consenting Lenders with respect to such request shall automatically terminate on the last day of the then applicable Termination Date (and the principal amount of all Advances made by such Non-Consenting Lenders, together with accrued interest and fees to such date, shall be repaid), unless assigned pursuant to Section 8.07(g) hereof; provided that, before the Borrower may solicit Eligible Assignees other than the Consenting Lenders, the Consenting Lenders shall have at least five days before the end of the then applicable Termination Date to determine whether to purchase by assignment the Commitments of such Non-Consenting Lenders.

                                  ARTICLE III
                             CONDITIONS OF LENDING

SECTION 3.01....Conditions   Precedent  to  Closing.  The  Commitments  of  the
Lenders shall not become effective unless the following conditions precedent shall have been fulfilled:

(a) The Agent shall have received the following, each dated the date of the Closing, in form and substance satisfactory to the Lenders and in sufficient copies for the LC Issuing Bank and each Lender:

(i) this Agreement, duly executed by the Borrower, each Lender, the LC Issuing Bank and the Agent;

(ii) each Note requested by a Lender pursuant to Section 2.16 payable to the order of each such Lender, duly completed and executed by the Borrower;

(iii) copies of (A) the resolutions of the Board of Directors of the Borrower approving this Agreement and the other Loan Documents to which it is, or is to be, a party, and (B) all documents evidencing other necessary corporate action on the part of the Borrower with respect to this Agreement and the other Loan Documents, certified by the Secretary or an Assistant Secretary of the Borrower;

(iv) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names, true signatures and incumbency of the officers of the Borrower authorized to sign this Agreement and the other Loan Documents to which it is, or is to be, a party;

(v) copies of the Certificate of Incorporation (or comparable charter document) and by-laws of the Borrower, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower;

(vi) copies of all Governmental Approvals, if any, required in connection with the execution, delivery and performance of this Agreement and the other Loan Documents, certified by the Secretary or an Assistant Secretary of the Borrower;

(vii) copies of the financial statements referred to in Section 4.01(f), certified by the Secretary or an Assistant Secretary of the Borrower;

(viii)favorable opinions of:

(A)   Foley & Lardner,  special counsel for the Borrower,  in substantially the form of Exhibit 3.01(a)(viii)-1 and as to such other matters as the Majority Lenders, through the Agent, may reasonably request;

(B)   Barbara J. Swan,  General Counsel of the Borrower,  in substantially  the form of Exhibit 3.01(a)(viii)-2 and as to such other matters as the Majority Lenders, through the Agent, may reasonably request; and

(C)   King & Spalding,  special New York counsel to the Agent, in substantially the form of Exhibit 3.01(a)(viii)-3 and as to such other matters as the Majority Lenders, through the Agent, may reasonably request; and

(ix) such other approvals, opinions and documents as any Lender, through the Agent, may reasonably request.

(b) The following statements shall be true and correct, and the Agent shall have received a certificate of a duly authorized officer of the Borrower, dated the date of the Closing and in sufficient copies for each Lender, stating that:

(i) the representations and warranties set forth in Section 4.01 of this Agreement are true and correct on and as of the date of the Closing as though made on and as of such date, and

(ii) no event has occurred and is continuing that constitutes an Unmatured Default or an Event of Default.

(c) The Borrower shall have paid (i) all fees payable hereunder or payable pursuant to the Fee Letter to the extent then due and payable, and (ii) all costs and expenses of the Agent (including counsel fees and disbursements) incurred through (and for which statements have been provided prior to) the Closing.

(d) The Agent shall have received evidence that all amounts outstanding under the AER Facilities, the Existing Facility and the WPL Facility, whether for principal, interest, fees or otherwise, shall have been paid in full, and all commitments to lend thereunder shall have been terminated.

SECTION 3.02....Conditions   Precedent  to  Each   Extension  of  Credit.   The
obligation of (i) each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) that would cause the aggregate principal amount of Advances outstanding hereunder to increase and (ii) the LC Issuing Bank to issue any Letter of Credit shall be subject to the conditions precedent that, on the date of such Extension of Credit:

(a) the following statements shall be true and correct (and each of the giving of the applicable Notice of Borrowing or Request for Issuance, as the case may be, and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that, on the date of such Extension of Credit, such statements are true and correct):

(i) the representations and warranties contained in Section 4.01 are true and correct on and as of the date of such Extension of Credit, before and after giving effect to the application of the proceeds of any Borrowing made in connection therewith or the issuance or amendment of any Letter of Credit in connection therewith, as the case may be, as though made on and as of such date;

(ii) no event has occurred and is continuing, or would result from such Extension of Credit or from the application of any Borrowing made in connection therewith or the issuance or amendment of any Letter of Credit in connection therewith, as the case may be, that constitutes an Event of Default or an Unmatured Default; and

(iii) if the Reference Rating is below BBB- in the case of S&P or below Baa3 in the case of Moody's, or unrated the Borrower has received all Necessary Approvals to permit payment of interest at the rate applicable to such Borrowing; and

(b) the Agent shall have received such other approvals, opinions, or documents as the Agent, or the Majority Lenders through the Agent, may reasonably request, and such approvals, opinions, and documents shall be satisfactory in form and substance to the Agent.

SECTION 3.03....Conditions  Precedent  to  Each  Extension  of the  Termination
Date. In the event that the Borrower shall request an extension of the Termination Date pursuant to Section 2.19, such extension shall take effect on the then applicable Termination Date, subject to the satisfaction of the following conditions precedent on or prior to such date, together with such other conditions precedent as the Consenting Lenders may require in connection with such extension:

(a) the Agent shall have prepared and delivered to the Borrower and each Lender (including each new bank and other financial institution to which a Non-Consenting Lender's Commitment has been assigned pursuant to
Section 8.07(g) hereof) a revised Schedule I that reflects the Commitments of each Lender;

(b) the Borrower shall have paid all fees payable hereunder or payable under or referenced in Section 2.04, to the extent then due and payable;

(c) the Agent shall have received the following, in form and substance satisfactory to the Lenders and in sufficient copies for each Lender:

(i)   copies of all  Governmental  Approvals,  if any,  required in  connection with such extension, certified by the Secretary or an Assistant Secretary of the Borrower; and

(ii)  favorable opinions of:

(A)   Foley & Lardner,  special counsel for the Borrower, in form acceptable to the Agent;

(B)   Barbara J. Swan,  General Counsel of the Borrower,  in form acceptable to the Agent; and

(d) the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated by
Section 2.19 as the Agent shall reasonably request, including, without limitation, copies of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Borrower authorizing the extension of the Termination Date; and

(e) the following statements shall be true and correct and the Agent shall have received a certificate of a duly authorized officer of the Borrower, dated on and as of such date and in sufficient copies for each Lender, stating that:

(i) the representations and warranties contained in Section 4.01 are true and correct on and as of such date as though made on and as of such date; and

(ii) no event has occurred and is continuing, or would result from such extension of the Termination Date, that constitutes an Event of Default or an Unmatured Default.

SECTION 3.04....Reliance  on  Certificates.  The Lenders and the Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Agent may receive a replacement certificate, in form acceptable to the Agent, from an officer of such Person identified to the Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01....Representations  and  Warranties of the Borrower.  The Borrower
represents and warrants as follows:

(a) The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not constitute a Material Adverse Change).

(b) The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or will be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene
      (i) the Borrower's charter or by-laws, (ii) any law, or (iii) any legal or contractual restriction binding on or affecting the Borrower; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.

(c) No Governmental Approval is required in connection with the execution, delivery or performance by the Borrower of any Loan Document, other than Release No. 27542, 70-10052, issued by the Securities and Exchange Commission on June 21, 2002, which release is final and in full force and effect and not subject to appeal, rehearing, review or reconsideration.

(d) This Agreement is, and each other Loan Document to which the Borrower will be a party when executed and delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

(e)   Since December 31, 2001, there has been no Material Adverse Change.

(f)   The  audited   consolidated  balance  sheets  of  the  Borrower  and  its
      Subsidiaries as at December 31, 2001, and the related audited consolidated, and, with respect to the Borrower, consolidating, statements of income of the Borrower and its Subsidiaries for the fiscal year then ended, and the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at June 30, 2002 and the related unaudited consolidated statements of income for the six-month period then ended, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such balance sheets and statements of income for the six months ended June 30, 2002, to year-end adjustments) the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance, in all material respects, with GAAP.

(g) Except as disclosed in the Borrower's Report on Form 10-K for the year ended December 31, 2001 and Report on Form 10-Q for the period ended June 30, 2002, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries or properties before any court, governmental agency or arbitrator, that might reasonably be expected to constitute a Material Adverse Change; and since December 31, 2001 there have been no material adverse developments in any action or proceeding so disclosed.

(h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates which would result in a material liability to the Borrower. No "prohibited transaction" has occurred with respect to any Plan of the Borrower that is reasonably expected to result in a material liability to the Borrower. Neither the Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

(i) The Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Borrower is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with GAAP.

(j) Neither the Borrower nor any Subsidiary of the Borrower is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. After the making of each Extension of Credit, Margin Stock will constitute less than 25 percent of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries on a consolidated basis.

(k) The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                  ARTICLE V
                           COVENANTS OF THE BORROWER

SECTION 5.01....Affirmative  Covenants.  So long as any  amount in  respect  of this Agreement shall remain unpaid, any Lender shall have any Commitment or any Letter of Credit shall remain outstanding, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

(a)   Payment  of  Taxes,  Etc.  Pay  and  discharge,  and  cause  each  of its
      Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent the Borrower or such Subsidiary is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with GAAP.

(b) Maintenance of Insurance. Maintain, or cause to be maintained, insurance or other risk management program covering the Borrower and each of its Subsidiaries and their respective properties in effect at all times in such amounts and covering such risks and using such means as are usual and customary for companies of a similar size (based on the aggregate book value of the Borrower's assets, as determined on a consolidated basis in accordance with GAAP), engaged in similar businesses and owning similar properties, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds or other risk management mechanisms, either alone or with other corporations or associations.

(c) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, material rights (statutory and otherwise) and franchises; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve and maintain any such right or franchise, and no such Subsidiary shall be required to preserve and maintain its corporate existence, unless the failure to do so would constitute a Material Adverse Change.

(d) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation any such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, ERISA, construction and building restrictions, and employee safety and health matters relating to business operations, the non-compliance with which would constitute a Material Adverse Change.

(e) Inspection Rights. At the reasonable expense of the Borrower, at any time and from time to time, upon reasonable notice, permit or arrange for the Agent, the LC Issuing Bank, the Lenders and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers, directors and accountants.

(f) Keeping of Books. Keep, and cause its Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower and its Subsidiaries and the assets and business of the Borrower and its Subsidiaries, in accordance with GAAP.

(g) Maintenance of Properties, Etc. Maintain, and cause each of its Subsidiaries to maintain, good and marketable title to, and preserve, maintain, develop, and operate in substantial conformity with all laws and material contractual obligations, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not constitute a Material Adverse Change.

(h)   Reporting Requirements.  Furnish to each Lender:

(i)   as soon as possible and in any event within five  Business Days after the occurrence of each Unmatured Default or Event of Default continuing on the date of such statement, a statement of a Senior Financial Officer setting forth details of such Unmatured Default or Event of Default and the action that the Borrower proposes to take with respect thereto;

(ii)  as soon as  available  and in any event  within 60 days  after the end of each  of the  first  three  quarters  of  each  fiscal  year  of the
           Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and consolidated, and, with respect to the Borrower, consolidating, statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Senior Financial Officer as having been prepared in accordance (in all material respects) with GAAP, together with a certificate of said officer stating that no Unmatured Default or Event of Default has occurred and is continuing or, if an Unmatured Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

(iii) as soon as  available  and in any event  within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and consolidated, and, with respect to the Borrower, consolidating, statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such fiscal year, together with a certificate of a Senior Financial Officer stating that no Unmatured Default or Event of Default has occurred and is continuing or, if an Unmatured Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

(iv)  concurrently  with the delivery of the financial  statements  referred to in clauses  (ii) and (iii) above (each a  "Report"),  a  certificate signed by the principal executive officer and the principal financial officer of the Borrower (each, a "Certifying Officer") certifying that (i) each Certifying Officer has reviewed the Report; (ii) based on such Certifying Officer's knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading; (iii) based on such Certifying Officer's knowledge, the financial statements, and other financial information included in the Report, fairly represent in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries as of, and for, the period presented in the Report; (iv) such Certifying Officer and the other Certifying Officer (A) are responsible for establishing and maintaining internal controls; (B) have designed such internal controls to ensure that material information relating to the Borrower and its Subsidiaries is made known to such officers by others within the entities, particularly during the period in which the periodic reports are being prepared; (C) have evaluated the effectiveness of the internal controls of the Borrower as of a date within 90 days prior to the Report; and (D) have presented in the Report their conclusions about the effectiveness of their internal controls based on their evaluation as of that date; (v) such Certifying Officer and the other Certifying Officer have disclosed to the auditors and the audit committee of the Board of Directors of the Borrower (A) all significant deficiencies in the design or operation of internal controls which could adversely affect the ability of the Borrower to record, process, summarize, and report financial data and have identified for the Borrower's auditors any material weakness in internal controls; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Borrower; and (vi) such Certifying Officer and the other Certifying Officer have indicated in the Report whether or not there were significant changes in internal controls or other factors that could significantly affect internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses. Furthermore, such certificate signed by the Certifying Officers shall (i) certify as to whether a Default or Event of Default has occurred and is continuing on the date of such certificate, and if a Default or an Event of Default has then occurred and is continuing, specifying the details thereof and the action that the Borrower has taken or proposes to take with respect thereto, (ii) set forth in reasonable detail calculations demonstrating compliance with Sections 5.02(h), (i) and (j) and (iii) state whether any change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 4.01 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(v)   as soon as  possible  and in any event (A) within 30 days after any ERISA
           Event described in clause (i) of the definition of ERISA Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred and (B) within 10 days after any other ERISA Event with respect to any Plan of the Borrower or any ERISA Affiliate of the Borrower has occurred, a statement of a Senior Financial Officer describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

(vi)  promptly  after  receipt  thereof  by the  Borrower  or any of its  ERISA
           Affiliates from the PBGC copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

(vii) promptly after receipt  thereof by the Borrower or any ERISA Affiliate of the Borrower from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $250,000 pursuant to Section 4202 of ERISA in respect of which the Borrower or such ERISA Affiliate is reasonably expected to be liable;

(viii)promptly  after  the  Borrower  becomes  aware  of  the  occurrence thereof, notice of all actions,  suits,  proceedings or other events
           (A) of the type described in Section 4.01(g) or (B) for which the Agent, the LC Issuing Bank and the Lenders will be entitled to indemnity under Section 8.04(c);

(ix)  promptly  after the sending or filing  thereof,  copies of all such proxy statements, financial statements, and reports which the Borrower sends to its public security holders (if any), and copies of all regular, periodic and special reports, and all registration statements and periodic or special reports, if any, which the Borrower or any Subsidiary of the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

(x)   promptly  after  requested,   such  other   information   respecting  the
           business, properties, results of operations, prospects, revenues, condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or the LC Issuing Bank or any Lender through the Agent may from time to time reasonably request;

(xi)  promptly and in any event within two Business Days after receipt  thereof by the Borrower, copies of each Necessary Approval; and

(xii) promptly and in any event within two Business Days after receipt  thereof by the Borrower, copies of each Necessary Approval.

(i)   Use of Proceeds.  Use the proceeds of the Advances  hereunder  solely for the Borrower's general corporate purposes (including supporting commercial paper issued by the Borrower), and not to finance any Hostile Acquisition.

(j) Further Assurances. At the expense of the Borrower, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that the Majority Lenders through the Agent may reasonably request to enable the Lenders, the LC Issuing Bank and the Agent to enforce the terms and provisions of this Agreement and to exercise their rights and remedies hereunder or under any other Loan Document. In addition, the Borrower will use all reasonable efforts to duly obtain Governmental Approvals required in connection with the Loan Documents from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Approvals in full force and effect.

SECTION 5.02....Negative  Covenants.  So long as any  amount in respect of this
Agreement shall remain unpaid, any Lender shall have any Commitment or any Letter of Credit shall remain outstanding, the Borrower will not, without the written consent of the Majority Lenders:

(a) Liens, Etc. Create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including, without limitation, accounts) (any of the foregoing being referred to herein as a "Lien"), excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:

(i)   Liens for taxes,  assessments  or  governmental  charges or levies to the extent not past due;

(ii)  Liens  imposed  by law,  such as  materialmen's,  mechanics',  carriers', workmen's and repairmen's liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith, provided that any such contested Lien securing an amount claimed in excess of $1,000,000 shall be fully bonded within 90 days after the imposition of such Lien;

(iii) pledges or deposits to secure  obligations  under workmen's  compensation laws or similar legislation, to secure public or statutory obligations of the Borrower or such Subsidiary, or to secure the utility obligations of any such Subsidiary incurred in the ordinary course of business;

(iv)  (A)  purchase  money  Liens upon or in  property  now owned or  hereafter acquired by the Borrower or any of its Subsidiaries in the ordinary course of business (consistent with present practices, it being understood that for purposes of this paragraph, the purchase, construction or maintenance of generating facilities by the Utilities shall be deemed to be in the ordinary course of business and consistent with present practices) to secure (1) the purchase price of such property or (2) Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or (B) Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved and replacements, modifications and proceeds of such property, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(v)   Liens  on the  capital  stock  of any  of the  Borrower's  single-purpose
           Subsidiaries or any such Subsidiary's assets to secure the repayment of project financing or Nonrecourse Debt for such Subsidiary;

(vi)  attachment,  judgment or other similar  Liens arising in connection  with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings or the payment of which is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies;

(vii) Liens securing  obligations under agreements entered into pursuant to the
           Iowa Industrial New Jobs Training Act or any similar or successor legislation, provided that such obligations do not exceed $1,000,000 in the aggregate at any one time outstanding;

(viii)Liens created pursuant to the Mortgage Bond Indentures;

(ix)  Liens on the  ownership  interests  in, and the  assets  of, any  Foreign
           Subsidiary to secure not more than $250 million aggregate principal amount of Debt of any Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the incurrence of such Lien securing such Debt;

(x)   Liens in favor of Citibank,  N.A., as agent under the Utility  Facilities to secure the obligations of the respective Utilities under such agreements; and

(xi)  other  Liens set  forth in  Schedule II  hereto,  and any  extensions  or renewals of any such Liens upon or in the same property theretofore subject thereto.

(b)   Debt.  Create, incur, assume, or suffer to exist any Debt other than:

(i)   Debt hereunder and under the other Loan Documents;

(ii)  unsecured  Debt  owing  to the  Utilities;  provided,  however,  that the aggregate amount of all such Debt owing to any Utility at any time shall not exceed the amount that such Utility could, in conformance with applicable law, dividend to the Borrower at such time; further provided, however, that the foregoing shall not restrict the Borrower's ability to incur unsecured Debt owing to any Utility in connection with the cash management program of the Borrower and the Utilities known as the "Utility Money Pool"; and

(iii) other  Debt  that is  pari  passu  with,  or  subordinate  to,  the  Debt
           hereunder,   provided  that  the  Borrower  is  in  compliance  with
           Section 5.02(h).

(c) Compliance with ERISA. (i) Permit to exist any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended from time to time) (unless such deficiency exists with respect to a Multiple Employer Plan or Multiemployer Plan and the Borrower has no control over the reduction or elimination of such deficiency), (ii) terminate, or permit any ERISA Affiliate of the Borrower to terminate, any Plan of the Borrower or such ERISA Affiliate so as to result in any material (in the opinion of the Majority Lenders) liability of the Borrower to the PBGC, or (iii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Majority Lenders) risk of such a termination by the PBGC of any Plan of the Borrower or such ERISA Affiliate and such a material liability to the Borrower.

(d) Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Borrower, unless such transaction is on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than if the transaction had been negotiated in good faith on an arm's length basis with a Person that was not an Affiliate of the Borrower, or such transaction has been approved by the Securities and Exchange Commission pursuant to PUHCA.

(e)   Mergers, Etc.

(i)   merge with or into or consolidate  with or into any other Person,  except the Borrower may merge with or into or consolidate with or into any of its Subsidiaries, provided that immediately after giving effect thereto, (A) no event shall occur and be continuing that constitutes an Unmatured Default or an Event of Default, (B) the Borrower is the surviving corporation and (C) the Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction; or

(ii)  permit any of its  Subsidiaries to merge with or into or consolidate with or into any other Person, except that any such Subsidiary may merge with or into any other Person, provided that immediately after giving effect thereto, (A) the surviving corporation is a Subsidiary of the Borrower, (B) no event shall occur and be continuing that constitutes an Unmatured Default or an Event of Default and (C) the Borrower or any of its Subsidiaries shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction.

(f) Sales, Etc., of Assets. Sell, lease, transfer, assign or otherwise dispose of any of its assets, or permit any of its Subsidiaries to sell, lease, transfer, assign or otherwise dispose of any of its assets, except (i) sales, leases, transfers and assignments from one Subsidiary of the Borrower to another such Subsidiary, (ii) in any transaction in which the proceeds from such sale, lease, transfer, assignment or disposition are solely Cash and Cash Equivalents and such proceeds are
      (A) applied solely as a permanent reduction of the Commitments and prepayment of Advances pursuant to Sections 2.05, 2.11 and 2.12, or
      (B) applied solely to pay or prepay Debt (together with a permanent reduction of any commitments relating to such Debt) incurred by the
      Borrower or any such Subsidiary in connection with the project comprising such assets, (iii) in connection with a sale and leaseback transaction entered into by any Subsidiary of the Borrower, (iv) sales, leases, transfers and assignments of other assets representing not in excess of 5% of the consolidated assets (valued at book value) of the Borrower and its Subsidiaries in the aggregate during any 12-calendar-month period in any single or series of transactions, whether or not related and sales, leases, transfers and assignments of worn out or obsolete equipment no longer used and useful in the business of the Borrower and its Subsidiaries, (v) dispositions of the transmission assets of IPL and its Subsidiaries to TRANSlink Transmission Company or to any other Regional Transmission Organization authorized by the Federal Energy Regulatory Commission, and (vi) sale or capital contribution of nuclear generation assets to Nuclear Management Company LLC; provided in each case that no Unmatured Default or Event of Default shall have occurred and be continuing after giving effect thereto; provided further that the Borrower or any of its Subsidiaries may, pursuant to Section 5.02(a)(ix), pledge its ownership interests in, and the assets of, any Foreign Subsidiary to secure not more than $250 million aggregate principal amount of Debt incurred by any Foreign Subsidiary; provided further that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the pledge of assets or ownership interests, as the case may be, securing such Debt.

(g) Maintenance of Ownership of Significant Subsidiaries. Sell, assign, transfer, pledge or otherwise dispose of any shares of capital stock of any of its Significant Subsidiaries or any warrants, rights or options to acquire such capital stock, or permit any of its Significant Subsidiaries to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any other of its Subsidiaries or any warrants, rights or options to acquire such capital stock, except (and only to the extent) as may be necessary to give effect to a transaction permitted by subsection (e) above. Notwithstanding the foregoing, the Borrower or any of its Subsidiaries may, pursuant to
      Section 5.02(a)(ix), pledge its ownership interests in, and the assets of, any Foreign Subsidiary to secure not more than $250 million aggregate principal amount of Debt incurred by any Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the pledge of assets or ownership interests, as the case may be, securing such Debt.

(h) Capitalization Ratio. Permit the ratio of Consolidated Debt of the Borrower to Consolidated Capital of the Borrower to exceed .65 to 1.00.

(i) Consolidated Net Worth. Permit, at any time, its Consolidated Net Worth to be less than $1,400,000,000.

(j) Interest Coverage Ratio. Permit, as of the last day of each fiscal quarter of the Borrower, the Interest Coverage Ratio to be less than
      2.50 to 1.00.

(k) Restrictive Agreements. Directly or indirectly, enter into or permit to exist, or permit the Utilities to enter into or permit to exist, any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or any Utility to declare or pay dividends; provided that the foregoing limitations do not apply to
      (i) financial covenants that require the maintenance of a minimum net worth or compliance with financial tests as conditions to the ability to pay dividends or make other distributions with respect to capital stock or otherwise; (ii) restrictions that arise only if dividends on preferred stock have not been paid; and (iii) limitations or restrictions imposed by law or in regulatory proceedings.

(l) Synthetic Lease Restrictions. Enter into or permit any Subsidiary to enter into a synthetic lease transaction.

                                  ARTICLE VI
                               EVENTS OF DEFAULT

SECTION 6.01....Events of  Default.  If any of the  following  events  (each an
"Event of Default") shall occur and be continuing after the applicable grace period and notice requirement (if any):

(a) The Borrower shall fail to pay any principal of any Borrowing or any reimbursement obligation in respect of a Letter of Credit when the same becomes due and payable; or

(b) The Borrower shall fail to pay any interest on any Borrowing or any other amount due under this Agreement for two days after the same becomes due; or

(c) Any representation or warranty made by or on behalf of the Borrower in any Loan Document or in any certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

(d) The Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 5.01(c), 5.01(h)(i) or 5.02 (other than subsection (c) or (d) thereof); or

(e) The Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement or in any other Loan Document, and any such failure shall remain unremedied, after the earlier of (i) actual knowledge by the Borrower thereof, and (ii) written notice thereof shall have been given to the Borrower by the Agent, for a period of 30 days; or

(f) The Borrower or any of its Subsidiaries shall fail to pay any of its Debt, including any interest or premium thereon but excluding Debt hereunder aggregating $25,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof as a result of a default or other similar adverse event; or

(g) The Borrower or any of the Utilities shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of the Utilities seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against the Borrower or any of the Utilities, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against the Borrower or such Utility or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or such Utility or any of its property) shall occur; or the Borrower or any of the Utilities shall take any corporate or other action to authorize any of the actions set forth above in this subsection (h); or

(h) Any judgment or order for the payment of money equal to or in excess of $25,000,000 shall be rendered against the Borrower or any of its Direct Subsidiaries (including, without limitation, the Utilities) or their respective properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) Any material provision of any Loan Document to which the Borrower is a party shall for any reason cease to be valid and binding on the Borrower or the Borrower shall so assert in writing; or

(j) Any Governmental Approval required in connection with the execution, delivery and performance of the Loan Documents shall be rescinded, revoked, otherwise terminated, or amended or modified in any manner which is materially adverse to the interests of the Lenders, the LC Issuing Bank and the Agent; or

(k) Any ERISA Event shall have occurred with respect to a Plan which could reasonably be expected to result in a material liability to the Borrower, and, 30 days after notice thereof shall have been given to the Borrower by the Agent, the LC Issuing Bank or any Lender, such ERISA Event shall still exist; or

(l) (i) The Borrower shall cease to own 100% of the common equity interests of either of the Utilities; (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (A) acquire beneficial ownership of more than 50% of any outstanding class of common stock of the Borrower having ordinary voting power in the election of directors of the Borrower or (B) obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or
(iii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors.

      then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the holders of greater than 50% of the principal amount of the Advances then outstanding or, if no Advances are then outstanding, Lenders having greater than 50% of the Commitments, by notice to the Borrower, declare the obligation of each Lender to make Advances and the obligation of the LC Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the holders of greater than 50% in principal amount of the Advances then outstanding or, if no Advances are then outstanding, Lenders having greater than 50% of the Commitments, by notice to the Borrower, declare the Advances (if any), all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of the LC Issuing Bank to issue Letters of Credit, the Commitments and the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 6.02....Cash Collateral Account.

(a) Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Agent pursuant to this Article VI shall affect (i) the obligation of the LC Issuing Bank to make any payment under any Letter of Credit in accordance with the terms of such Letter of Credit or
(ii) the obligations of each Lender in respect of each such Letter of Credit; provided, however, that if an Event of Default has occurred and is continuing, the Agent shall at the request, or may with the consent, of the Majority Lenders, upon notice to the Borrower, require the Borrower to deposit with the Agent an amount in the cash collateral account (the "Cash Collateral Account") described below equal to the LC Outstandings on such date. Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Agent in the name of, and under the sole dominion and control of, the Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by Bank One for deposits equal to the amount deposited by the Borrower in the Cash Collateral Account, for a term to be determined by the Agent, in its sole discretion. The Borrower hereby grants to the Agent for the benefit of the LC Issuing Bank and the Lenders a Lien in and hereby assigns to the Agent for the benefit of LC Issuing Bank and the Lenders all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Agent may apply the amounts then on deposit in the Cash Collateral Account, toward the payment in full of any of the Obligations as and when such obligations shall become due and payable. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Agent will repay and reassign to the Borrower any cash then in the Cash Collateral Account and the Lien of the Agent on the Cash Collateral Account and the funds therein shall automatically terminate.

(b) In addition, at any time the Borrower is required under Section 2.12 or 2.19(c) to cash collateralize any of the LC Amounts outstanding, the Borrower shall deposit such amount in the Cash Collateral Account. If, at any time no Event of Default has occurred and is continuing and the cash on deposit in the Cash Collateral Account shall exceed the LC Outstandings, then the Agent will repay and reassign to the Borrower cash in an amount equal to such excess, and the Lien of the Agent on such cash shall automatically terminate.

                                  ARTICLE VII
                                   THE AGENT

SECTION 7.01....Authorization  and  Action.  Each of the LC  Issuing  Bank  and
each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Borrowings), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes (if any); provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Agent shall be deemed to have exercised reasonable care in the administration and enforcement of this Agreement and the other Loan Documents if it undertakes such administration and enforcement in a manner substantially equal to that which Bank One accords credit facilities similar to the credit facility hereunder for which it is the sole lender.

SECTION 7.02....Agent's  Reliance,  Etc.  Neither  the  Agent  nor  any  of its
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this
Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 7.03....Bank One and  Affiliates.  With respect to its  Commitment  and the Advances made by it, Bank One shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" and "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bank One in its individual capacity. Bank One and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Bank One were not the Agent and without any duty to account therefor to the Lenders.

SECTION 7.04....Lender Credit Decision.  Each Lender  acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

SECTION 7.05....Indemnification.  The Lenders  agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to (i) on or before the Termination Date, the respective Percentages of the Lenders, or
(ii) after the Termination Date, the respective outstanding principal amounts of the Advances, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

SECTION 7.06....Successor  Agent.  The Agent  may  resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders, with any such resignation or removal to become effective only upon the appointment of a successor Agent pursuant to this Section 7.06. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, which shall be a Lender or shall be another commercial bank or trust company (and reasonably acceptable to the Borrower so long as no Event of Default exists) organized under the laws of the United States or of any State thereof. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender or shall be another commercial bank or trust company organized under the laws of the United States of any State thereof reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                 ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.01....Amendments,  Etc. No  amendment  or waiver of any  provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of any amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Section 3.01, 3.02 or 3.03,
(b) increase or extend the Commitments of the Lenders (other than pursuant to Section 2.05(g)) or subject the Lenders to any additional obligations,
(c) reduce the principal of, or interest on, the Advances, any Applicable Margin or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) amend this Section 8.01 or (g) release any collateral for the obligations of the Borrower hereunder; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note; and provided, further that this Agreement may be amended and restated without the consent of any Lender, the LC Issuing Bank or the Agent if, upon giving effect to such amendment and restatement, such Lender, the LC Issuing Bank or the Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder or under any Letter of Credit and shall have been paid in full all amounts payable hereunder to such Lender, the LC Issuing Bank or the Agent, as the case may be.

SECTION 8.02....Notices,  Etc.  All notices and other  communications  provided for hereunder and under the other Loan Documents shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 4902 North Biltmore Lane, Madison, Wisconsin 53718-2132 Attn:
Treasurer, or P.O. Box 77007, Madison, Wisconsin 53707-1007 Attn: Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on
Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and if to the Agent, at its address at 1 Bank One Plaza, Chicago, Illinois 60670,
Attention: Robert G. Bussa; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective five days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to
Article II or VII shall not be effective until received by the Agent.

SECTION 8.03....No Waiver;  Remedies.  No  failure  on the part of any  Lender, the LC Issuing Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04....Costs, Expenses, Taxes and Indemnification.

(a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation (including, without limitation, printing costs), negotiation, execution, delivery, modification and amendment of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to the administration of, and advising the Agent as to its rights and responsibilities under, this Agreement and the other Loan Documents. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of the Agent, the LC Issuing Bank and each Lender), in connection with the enforcement and workout (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Loan Documents and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this
Section 8.04(a). In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, and agrees to save the Agent, the LC Issuing Bank and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

(b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of a payment or Conversion pursuant to Section 2.09(f), 2.10, 2.11, 2.12 or 2.14 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender or the LC Issuing Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender or the LC Issuing Bank, as the case may be, any amounts required to compensate such Lender or the LC Issuing Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(c) The Borrower hereby agrees to indemnify and hold each Lender, the Agent, the LC Issuing Bank and their respective officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) which any of them may incur or which may be claimed against any of them by any Person (except for such claims, damages, losses, liabilities, costs and expenses resulting from such Indemnified Person's gross negligence or willful misconduct):

(i) by reason of or resulting from the execution, delivery or performance of any of the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Advance or the use by the Borrower or any beneficiary of any Letter of Credit of such Letter of Credit;

(ii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of any of the Loan Documents; or

(iii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon, or under any property of the Borrower or any of its Affiliates or (B) by or on behalf of the Borrower or any of its Affiliates at any time and in any place.

(d) The Borrower's obligations under this Section 8.04 shall survive the repayment of all amounts owing to the Lenders hereunder and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 8.04 are unenforceable for any reason, the
Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

SECTION 8.05....Right of Set-off.

(a) Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent by the Majority Lenders specified by Section 6.01 to authorize the Agent to declare all amounts owing hereunder due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand under such Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

(b) The Borrower agrees that it shall have no right of set-off, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Agent, the LC Issuing Bank or any Lender for the Agent's, the LC Issuing Bank's or such Lender's, as the case may be, gross negligence or wilful misconduct; provided that no Lender shall be liable for the conduct of the Agent, the LC Issuing Bank or any other Lender; provided further that the Agent shall not be liable for the conduct of any Lender or the LC Issuing
Bank, and the LC Issuing Bank shall not be liable for the conduct of any Lender or the Agent.

SECTION 8.06....Binding Effect.  This Agreement shall become  effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified in writing by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the LC Issuing Bank and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 8.07....Assignments and Participations.

(a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under the Loan Documents, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the amount of such Lender's then remaining Commitment and $5,000,000 or any whole multiple of $1,000,000 in excess thereof (except in the case of assignments between Lenders at the time already parties hereto and between a Lender and an Affiliate of such Lender), (iii) the Agent, the LC Issuing Bank and, so long as no Event of Default shall have occurred and be continuing, the Borrower, shall have consented to such assignment (which may not be unreasonably withheld or delayed), and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Note or Notes (if any) subject to such assignment and a processing and recordation fee of $3,500. Promptly following its receipt of such Lender Assignment, Note or Notes (if any) and fee, the Agent shall accept and record such Lender Assignment in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time, with notice to the Borrower, the Agent and the LC Issuing Bank, assign all or any portion of the Advances owing to it to any other Lender or any Affiliate of a Lender. No such assignment, other than to an Eligible Assignee, a Lender or an Affiliate of a Lender, shall release the assigning Lender from its obligations hereunder.

(b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 4.01(f) hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes (if any) subject to such assignment, the Agent shall, if such Lender Assignment has been completed and is in substantially the form of
Exhibit 8.07 hereto, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(e) Each Lender may sell participations to one or more banks, financial institutions or other entities in all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note (if any) for all purposes of this Agreement, and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 8.08, to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

(g) If any Lender (or any bank, financial institution, or other entity to which such Lender has sold a participation) shall (i) make any demand for payment under Section 2.08 or 2.13, (ii) give notice to the Agent pursuant to
Section 2.14 or (iii) determine not to extend the Termination Date in response to any request by the Borrower pursuant to Section 2.19, then (A) in the case of any demand made under clause (i) above, or the occurrence of the event described in clause (ii) above, within 30 days after any such demand or occurrence (if, but only if, in the case of any demanded payment described in clause (i), such demanded payment has been made by the Borrower), and (B) in the case of the occurrence of the event described in clause (iii) above, at any time prior to the then-scheduled Termination Date, the Borrower may, with the approval of the Agent and the LC Issuing Bank (which approval shall not be unreasonably withheld), and provided that no Event of Default or Unmatured Default shall then have occurred and be continuing, demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower all (but not less than all) of such Lender's
Commitment and the Advances owing to it within the period ending on the latest to occur of (x) the last day in the period described in clause (A) or
(B) above, as applicable, and (y) the last day of the longest of the then-current Interest Periods for such Advances. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitment or Advances, then such demand by the Borrower shall become ineffective; it being understood for purposes of this subsection (g) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrower, if such Eligible Assignee
(1) shall agree to such assignment by entering into a Lender Assignment with such Lender and (2) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrower to such Lender hereunder, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Borrower as a condition to the Borrower's right to demand such assignment), or otherwise.

(h) Anything in this Section 8.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Agent, the LC Issuing Bank and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any such SPC to make any Advance, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to Section 2.13 or 8.04(b) than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Advance to the Borrower. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the LC Issuing Bank, the Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred by or asserted against the Borrower, the LC Issuing Bank, the Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Lender hereunder, such rights being retained by the applicable Granting Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Advance made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may (i) with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Advances to the Granting Lender and (ii) disclose on a confidential basis any information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 8.07(i) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advance is being funded by an SPC at the time of such amendment.

SECTION 8.08....Confidentiality.   In  connection   with  the  negotiation  and
administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to the Agent, the LC Issuing Bank and the Lenders (each, a "Recipient") written information which is identified to the Recipient in writing when delivered as confidential (such information, other than any such information which (i) as publicly available, or otherwise known to the Recipient, at the time of disclosure,
(ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower, being hereinafter referred to as "Confidential Information"). The Recipient will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with its Affiliates or with current or prospective participants in or assignees of, or any current or prospective counterparty (or its advisors) to any swap, securitization or derivative transaction relating to, the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such Affiliate's or prospective participant's or assignee's or counterparty's entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities,
(ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) otherwise as required by law, or (iv) in order to protect its interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (ii) or (iii) above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable.

SECTION 8.09....WAIVER OF JURY  TRIAL.  THE  AGENT,  THE LC ISSUING  BANK,  THE
LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LC ISSUING BANK, SUCH LENDERS OR THE BORROWER. THIS PROVISION IS A
MATERIAL INDUCEMENT FOR THE AGENT, THE LC ISSUING BANK AND THE LENDERS ENTERING INTO THIS AGREEMENT.

SECTION 8.10....Governing  Law.  This  Agreement  and the other Loan  Documents shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrower, each Lender, the LC Issuing Bank and the Agent
(i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of any Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail, provided that a copy shall be promptly sent by overnight courier to Foley & Lardner, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367, Attention: Emory Ireland, Esq. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

SECTION 8.11....Relation of the Parties;  No  Beneficiary.  No term,  provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties thereto.

SECTION 8.12....Execution in  Counterparts.  This  Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8.13....Entire Agreement.  This Agreement,  together with any Note, the
Fee Letter and any other agreements, instruments and other documents required to be executed and delivered in connection herewith, represents the entire agreement of the parties hereto and supersedes all prior agreements and understandings of the parties with respect to the subject matter covered hereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                               ALLIANT ENERGY CORPORATION


                               By
                                 --------------------------------
                                 Name:
                                 Title:



                               BANK ONE, NA,
                               as Agent, LC Issuing Bank and as Lender


                               By
                                 -----------------------------------
                                 Name:
                                 Title:

                               CITIBANK, N.A.


                               By
                                 -----------------------------------
                                  Name:
                                  Title:

                                                                     SCHEDULE I

                          ALLIANT ENERGY CORPORATION
         364-Day Credit Agreement, dated as of October 11, 2002, among
       Alliant Energy Corporation, as Borrower, the Banks named therein and Bank One, NA, as Administrative Agent and LC Issuing Bank



Name of Lender                 Commitment         Domestic Lending Office          Eurodollar Lending Office
--------------                 ----------         -----------------------          -------------------------
Bank One, NA                    $61,779,961.78    1 Bank One Plaza, Suite 0363     Same as Domestic Lending
                                                  Chicago, Illinois  60670-0363    Office
                                                  Attention:  Robert G. Bussa

Citibank, N.A.                  $61,779,961.78    Two Pennsway, Ste. 200           Same as Domestic Lending
                                                  New Castle, Delaware  19720      Office
                                                  Attention: Bank Loan
                                                  Syndications

Wachovia Bank, National         $61,779,961.78    191 Peachtree Street, NE,        Same as Domestic Lending
Association                                       27th Floor                       Office
                                                  Atlanta, Georgia  30303

Barclays Bank PLC               $40,156,975.16    200 Park Avenue                  Same as Domestic Lending
                                                  New York, New York  10166        Office

The Bank of Tokyo               $40,156,975.16    227 West Monroe Street           Same as Domestic Lending
Mitsubishi, Ltd.                                  Suite 2300                       Office
Chicago Branch                                    Chicago, Illinois  60606

Wells Fargo Bank, National      $40,156,975.17    201 Third Street                 Same as Domestic Lending
Association                                       San Francisco, California        Office
                                                  94103

ABN AMRO Bank N.V.              $40,156,975.16    135 South LaSalle Street         Same as Domestic Lending
                                                  Chicago, Illinois  60603         Office

Bank of America, N.A.           $40,156,975.16    901 Main Street                  Same as Domestic Lending
                                                  Dallas, Texas  75202             Office

FleetBoston                     $30,889,980.89    100 Federal Street               Same as Domestic Lending
                                                  Mail Stop MA DE 10008A           Office
                                                  Boston, Massachusetts  02110

National Australia Bank         $30,889,980.89    200 Park Avenue, 34th Floor      Same as Domestic Lending
                                                  New York, New York  10166        Office

Merrill Lynch Bank USA          $18,533,988.54    15 West South Temple, Suite 300  Same as Domestic Lending
                                                  Salt Lake City, Utah  84101      Office

JP Morgan Chase                 $17,452,839.20    1 Chase Manhattan Plaza          Same as Domestic Lending
                                                  New York, New York  10081        Office

U.S. Bank National              $15,444,990.44    777 East Wisconsin Avenue        Same as Domestic Lending
Association                                       MK-WI-TGCB                       Office
                                                  Milwaukee, Wisconsin  53202

Australia and New Zealand       $15,444,990.44    1177 Avenue of the Americas      Same as Domestic Lending
Banking Group                                     New York, New York  10036        Office

KBC Bank, NV                    $15,444,990.44    125 West 55th Street             Same as Domestic Lending
                                                  New York, New York  10019        Office

CoBank, ACB                     $15,444,990.44    5500 South Quebec Street         Same as Domestic Lending
                                                  Greenwood Village, CO  80111     Office

BNP Paribas                     $15,444,990.44    919 Third Avenue                 Same as Domestic Lending
                                                  New York, New York  10022        Office

American Trust & Savings Bank    $4,633,497.13    P.O. Box 938                     Same as Domestic Lending
                                                  Dubuque, Iowa  52004             Office


TOTAL                           $565,750,000.00


                                                                    SCHEDULE II

                                EXISTING LIENS

Liens in favor of wholly-owned Subsidiaries.

                                                                   SCHEDULE III


                              LIST OF INDENTURES


Wisconsin Power and Light Company to First Wisconsin Trust Company and George
B. Luhman, as Trustees
Indenture, dated August 1, 1941, and the indentures supplemental thereto

Iowa Electric Light and Power Company to The First National Bank of Chicago, Trustee Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, and the indentures supplemental thereto

Iowa Electric Light and Power Company to The First National Bank of Chicago, Trustee Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, and the indentures supplemental thereto

Iowa Southern Utilities Company to The Northern Trust Company and Harold H. Rockwell, Trustees
Indenture or Deed of Trust, dated as of February 1, 1923, and the indentures supplemental thereto

Interstate Power Company to The Chase National Bank of the City of New York, Carl E. Buckley, Trustee
Indenture, dated as of January 1, 1948, and the indentures supplemental thereto

Wisconsin Power and Light Company to Firstar Trust Company, Trustee Indenture, dated as of June 20, 1997

IES Utilities Inc. to The First National Bank of Chicago, Trustee
Indenture, dated as of December 1, 1995

IES Utilities Inc. to The First National Bank of Chicago, Trustee
Indenture, dated as of August 1, 1997

Alliant Energy Resources, Inc. (and Alliant Energy Corporation, as Guarantor) to Firstar Bank, N.A., Trustee
Indenture, dated as of November 4, 1999, and the indentures supplemental thereto